SECURITIES AND EXCHANGE

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2003

Tom Brown, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31308	95-1949781
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(Commission File Number)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

555 SEVENTEENTH STREET, SUITE 1850 DENVER, COLORADO		80202
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

(303) 260-5000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER.

Tom Brown, Inc. press release dated June 13, 2003, entitled

“TOM BROWN, INC. ANNOUNCES MATADOR PETROLEUM CORPORATION

SHAREHOLDERS APPROVE ACQUISITION”

TOM BROWN, INC. ANNOUNCES

MATADOR PETROLEUM CORPORATION SHAREHOLDERS APPROVE ACQUISITION

DENVER, June 13, 2003 – Tom Brown, Inc. (NYSE:  TBI) announced today that Matador Petroleum Corporation’s (Matador) shareholders approved the previously announced acquisition of the company by Tom Brown at a special meeting of its shareholders.  The transaction is expected to close by the end of June.

In conjunction with the acquisition, Tom Brown has entered into hedges in the form of costless collars.  The collars, which include basis differentials, are summarized below:

Period	Volume Mmbtu/d	Weighted Average Floor/Ceiling
Summer (June 2003 - Oct. 2003)	40,000	$4.68/9.24
Winter (Nov. 2003 - Mar. 2004)	32,500	$4.78/10.08
Summer (Apr. 2004 - Oct. 2004)	27,500	$4.08/6.30
Winter (Nov. 2004 - Dec. 2004)	25,000	$4.07/6.70

Tom Brown, Inc. is a Denver, Colorado based independent energy company engaged in the exploration for, and the acquisition, development, production and marketing of natural gas, natural gas liquids and crude oil in North America.  The Company’s common stock is traded on the NYSE under the symbol TBI.

This news release includes forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on certain assumptions and analyses made by the Company in light of its experience, on general economic and business conditions and expected future developments, many of which are beyond the control of the Company.  Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the completion of the proposed merger, effective integration of the acquired operations, the timing and terms of the financing for the transaction, the transaction costs, the reliability of reserve and production information, the timing and extent of changes in commodity prices for oil and gas, environmental risks, operating risks, risks related to exploration and development, the ability of the Company to meet its stated business goals and other risk factors as described in the Company’s 2002 Annual Report and Form 10-K as filed with the Securities and Exchange Commission.  As a result of those factors, the Company’s actual results may differ materially from those indicated in or implied by such forward-looking statements.

# # # #

Contact:                                                                           Tom Brown, Inc.

Mark Burford

Director of Investor Relations

(303) 260-5146

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2003	Tom Brown, Inc.

By: /s/ Daniel G. Blanchard
Daniel G. Blanchard
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

By: /s/ Richard L. Satre
Richard L.Satre
Controller
(Principal Accounting Officer)